Exhibit 10.1



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                              WAIVER AND AMENDMENT
                              --------------------


     WAIVER AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of June 25, 2002, by and among HAUSER, INC., a Delaware corporation (the "Company"), HAUSER TECHNICAL SERVICES, INC., a Delaware corporation, BOTANICALS INTERNATIONAL EXTRACTS, INC., a Delaware corporation, and ZETAPHARM, INC., a New York corporation, (collectively, the "Borrowers"), and WELLS FARGO BANK, N.A. (the "Lender").

                                    RECITALS
                                    --------

     WHEREAS, the Borrowers are currently indebted to the Lender pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement dated as of December 7, 2001 (the "Current Agreement"; as amended hereby and from time to time, the "Agreement"); and

     WHEREAS, the Lender and the Borrowers have agreed to certain changes in the terms and conditions set forth in the Current Agreement and have agreed to amend the Current Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Current Agreement shall be amended as follows:

     A. Amendments.

     1. In Section 1.01 of the Current Agreement, the defined term "Maturity Date" is amended by replacing the phrase "August 31, 2003" with the phrase "August 31, 2002" and by replacing the phrase "June 30, 2002" with the phrase "August 31, 2002".

     2. In Section 1.01 of the Current Agreement, the defined term "Revolving Credit Facility Availability Period" is amended by replacing the phrase "August 31, 2003" with the phrase "August 31, 2002".

     3. Section 2.06 of the Current Agreement is amended by replacing the phrase "August 31, 2003" with the phrase "August 31, 2002".

     4. Section 6.07(a) of the Current Agreement shall be deleted in its entirety and replaced with the following:

          "The Borrowers shall not permit the Consolidated
          Tangible Net Worth (i) at the end of the fiscal quarter

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          of the Company ending December 31, 2001 to be less
          than $2,400,000; at the end of the fiscal quarter of the Company ending March 31, 2002 to be less than $2,300,000; and at the end of the fiscal quarter of the Company ending June 30, 2002 to be less than $1,900,000".

     5. Section 6.07(b) of the Current Agreement shall be deleted in its entirety and replaced with the following:

          "The Borrowers will not permit the Consolidated Operating Cash Flow to be less than: negative $1,900,000 at the end of the fiscal quarter of the Company ending December 31, 2001; negative $1,400,000 at the end of the fiscal quarter of the Company ending March 31, 2002; and negative $100,000 at the end of the fiscal quarter of the Company ending June 30, 2002".

     B. Waivers.
        -------

     1. The Lender hereby waives, for the Company's fiscal quarters ending December 31, 2001 and March 31, 2002 only, compliance by the Borrowers with their covenant contained in Section 6.07(b) of the Agreement, as in effect prior to this Amendment.

     2. The Lender hereby waives compliance by the Borrowers with their covenant contained in Section 2.07 of the Credit Agreement as in effect prior to this Amendment.

     C. Conditions. This Amendment shall not become effective until the date on which the Borrowers shall have (i) delivered to the Lender a duly executed Term Note and duly executed Revolving Credit Note, each substantially in the form attached hereto as Exhibit A and Exhibit B, respectively, and (ii) paid or reimbursed the Lender for all of the Lender's costs and expenses, including a restructuring fee of $22,000, and fees and disbursements of outside counsel and allocated in-house counsel, in connection with, or related to, the negotiating and execution and effectiveness of this Agreement, other than the Additional Restructuring Fee described below.

     D. Additional Restructuring Fee. On or prior to July 31, 2002, the Borrowers shall pay the Lender an additional restructuring fee of $22,000 (the "Additional Restructuring Fee"); provided that if the Borrowers, on or after the date hereof and on or prior to July 31, 2002, have made a principal pre-payment to Lender under the Term Note in the amount of $6,000,000, the Additional Restructuring Fee shall be waived.

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Borrowers acknowledge that a failure to pay the Additional Restructuring Fee, unless it is waived in accordance with the preceding sentence, shall constitute an Event of Default under the Credit Agreement.

     E. General. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment. This Amendment shall be effective upon delivery by the Lender to the Borrowers of an executed counterpart original or facsimile copy.

     The Borrowers hereby remake all representations and warranties contained in the Agreement and reaffirm all covenants set forth therein. The Borrowers further certify that as of the date of this Amendment, giving effect to the provisions hereof, there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.



                           [INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first written above.



HAUSER, INC.                             WELLS FARGO BANK, N.A.


By:  /s/  Kenneth C. Cleveland           By:  /s/  Art Brokx
   -----------------------------              -----------------
Name:   Kenneth Cleveland                 Name:   Art Brokx
Title:  President                         Title:  Vice President



HAUSER TECHNICAL SERVICES, INC.

By:  /s/  Thomas W. Hanlon
     ---------------------------
Name:   Thomas W. Hanlon
Title:  Secretary and Treasurer



BOTANICALS INTERNATIONAL EXTRACTS, INC.

By:  /s/  Kenneth C. Cleveland
     ---------------------------
Name:   Kenneth C. Cleveland
Title:  Chief Executive Officer



ZETAPHARM, INC.

By:  /s/  Thomas W. Hanlon
     ---------------------------
Name:   Thomas W. Hanlon
Title:  Secretary and Treasurer